UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): October 13, 1999


                              KENETECH CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)


              33-53132                                94-3009803
       (Commission File Number)                    (I.R.S. Employer
                                                Identification Number)


    500 Sansome Street, Suite 410
      San Francisco, California                          94111
  (Address of Principal Executive Offices)            (Zip Code)


                                 (415) 398-3825
              (Registrant's Telephone Number, Including Area Code)




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Item 5.  Other Events.

     KENETECH Corporation OTCBB: KWND announced today that the Court of Chancery of the State of Delaware entered judgment in favor of KENETECH in an action brought by former holders of its preferred stock. In the action-captioned Quadrangle Offshore (Cayman) LLC and Cerberus Partners, L.P. v. KENETECH Corporation, plaintiffs alleged, among other things, (1) that KENETECH was in liquidation and had been in liquidation prior to the mandatory conversion of the preferred stock on May 14, 1998, (2) that the plaintiffs were entitled to receive a liquidation preference for each share of preferred stock in any distribution KENETECH might make, and (3) that KENETECH had acted in bad faith with respect to the holders of preferred stock. Vice Chancellor Myron T. Steele ruled in favor of KENETECH on all counts and denied the relief requested by plaintiffs.

     Mark Lerdal, President and CEO of KENETECH stated, "The Company is pleased with the Court's decision. We can now move forward with this cloud removed."

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      KENETECH Corporation
                                      (Registrant)


Date:   October 14, 1999              By: _________________________________
                                           Mark D. Lerdal
                                           President and Chief Executive Officer






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